                                                                    Exhibit 3

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF ALTIVA FINANCIAL CORPORATION (THE "COMPANY") THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY (1) TO THE COMPANY OR
(2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE SALE OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A. BY PURCHASING THIS NOTE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

         THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND COLLATERAL SUBORDINATION AGREEMENT, DATED AUGUST 31, 1999 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG ALTIVA FINANCIAL CORPORATION, AS BORROWER, GREENWICH CAPITAL MARKETS, INC. AND GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., PARTIES TO THE SENIOR AGREEMENTS REFERRED TO IN THE SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATION LOAN AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT.

                          ALTIVA FINANCIAL CORPORATION
                      12% SECURED CONVERTIBLE NOTE DUE 2006

No.1                                                             $7,000,000

         Altiva Financial Corporation (together with its permitted successors and assigns hereunder, the "Company"), a corporation duly organized and validly existing under the laws of the State of Delaware, for value received, hereby promises to pay Value Partners, LTD, 4514 Cole Avenue, Suite 808, Dallas, Texas 75205 or registered assigns, the principal sum of $7,000,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, on August 15, 2006 (the "Maturity Date"), and to pay interest thereon semi-annually as provided herein in like coin or currency, at the rate per annum of 12%, subject to adjustment as provided herein.

                                    ARTICLE I
                                   DEFINITIONS

         For all purposes hereof, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" has the meaning set forth in Section 2.1 hereof.

         "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act for it hereunder.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the City of Atlanta, Georgia are authorized or required by law or executive order to remain closed.

         "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Closing Price" has the meaning set forth in Section 7.5(h).

         "Collateral Documents" means the Security Agreement, the Escrow Agreement and the Intercreditor Agreement.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" has the meaning set forth in the first paragraph hereof.

         "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Escrow Agreement" has the meaning set forth in the Agreement.

         "Event of Default" means any event specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Note Register.

         "Indebtedness" means, with respect to any Person, and without duplication, (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of such Person to any other Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, loan agreement or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters or credit), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of Capitalized Lease Obligations on the balance sheet of such Person, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations, excluding any operating leases such Person is currently (or may become) a party to, described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         "Intercreditor Agreement" has the meaning set forth in the Agreement.

         "Liens" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance (whether or not filed, recorded or otherwise perfected under applicable law) upon or with respect to any property owned by a Person.

         "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

         "Maturity Date" has the meaning set forth in the first paragraph hereof.

         "Note Register" has the meaning set forth in Section 2.3.

         "Notes" has the meaning set forth in Section 2.1.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Secretary or any Vice President of the Company.

         "Officer's Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company.

         "Person" means any individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization or government or any agency or political subdivision thereof.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the provisions of the Note.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the provisions of the Note.

         "Related Agreements" means the Agreement, the Security Agreement, the Escrow Agreement, the Intercreditor Agreement and the Registration Rights Agreement.

         "Repurchase Event" has the meaning set forth in Section 8.4.

         "Repurchase Price," when used with respect to any Note to be repurchased, means the price at which it is to be repurchased pursuant to the terms of the Notes.

         "Registration Rights Agreement" has the meaning set forth in the Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisors Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

         "Security Agreement" has the meaning set forth in the Agreement.

         "Significant Subsidiary" means, with respect to any Person, any Subsidiary which is a "significant subsidiary" (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act) of such Person.

         "Stockholder Approval" means the approval of the stockholders of the Company, pursuant to Section 5.1 of the Agreement, of the issuance of Common Stock upon conversion of the Notes in their entirety.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Trading Day" has the meaning set forth in Section 7.5(h).

                                   ARTICLE II
                                ISSUANCE OF NOTES

SECTION 2.1 DESIGNATION AND AMOUNT OF NOTES; RANKING.

         This Note is one of a duly authorized issue of notes of the Company, designated as its 12% Secured Convertible Notes due 2006 (herein called the "Notes") in the maximum aggregate principal amount of $7,000,000 issued pursuant to a Secured Convertible Note Purchase Agreement, dated as of August 31, 1999, by and among Altiva Financial Corporation and the purchaser listed on the signature page thereto (as amended, supplemented or otherwise modified from time to time, the "Agreement"), to which all the terms of this Note are subject.

         The Notes constitute senior obligations of the Company and shall not be subordinated in right or priority of payment to any existing or future unsecured obligation of the Company.

SECTION 2.2.  DATE AND DENOMINATION OF NOTES; PAYMENTS OF INTEREST.

         The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. Every Note shall be dated August 31, 1999.

         Interest on the principal amount of the Notes shall accrue at the rate set forth in the first paragraph hereof from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         In the event that the Company is obligated to pay Liquidated Damages to Holders, the interest rate otherwise payable on the Notes shall be increased for the period during which the Company is obligated to pay Liquidated Damages by the amount of such Liquidated Damages and all references herein to interest shall include Liquidated Damages, if any. The Company shall promptly notify each Holder of Notes at its address as it appears on the Note Register in the event that the Company is obligated to pay Liquidated Damages to Holders.

         In the event that the Company does not obtain the Stockholder Approval on or before February 15, 2000, the interest rate otherwise payable on the Notes shall increase monthly, commencing on February 15, 2000, by 1% per annum, up to a maximum interest rate of 18% commencing on August 15, 2000 (exclusive of Liquidated Damages, if any), provided that if the Company subsequently obtains the Stockholder Approval, the interest rate on the Notes shall revert to the amount otherwise payable hereunder and shall not reflect any increase in the interest rate as a result of the requirements of this sentence. The Company shall promptly notify each Holder of Notes at its address as it appears on the Note Register in the event that the Company is obligated to increase the interest rate otherwise payable on the Notes pursuant to the requirements of this paragraph.

         The Person in whose name any Note is registered at the close of business on any record date with respect to any interest payment date (including any Note that is converted after the record date and on or before the interest payment date) shall receive the interest payable on such interest payment date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the record date and on or prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the Note Register, provided that at the request of a Holder in writing to the Company at least five days prior to the date set for payment of interest, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder to the Company. The term "interest payment date" shall mean August 15 and February 15 of each year commencing on February 15, 2000. The term "record date" with respect to any interest payment date shall mean the August 1 or February 1 preceding said August 15 or February 15, respectively.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said August 15 or February 15 (herein called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below.

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner.

SECTION 2.3. EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES; RESTRICTIONS ON TRANSFER.

         The Company shall cause to be kept at its executive offices a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

         Upon surrender for registration of transfer of any Note to the Company and satisfaction of the requirements for such transfer set forth in this Section
2.4 and in the Agreement, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new

Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Agreement.

         Subject to the requirements of the immediately succeeding paragraph, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount upon surrender of the Notes to be exchanged to the Company. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

         Each initial Holder of the Notes shall be issued a Note with a principal amount equal to such Holder's initial aggregate investment in the Notes and may not exchange such Note for other Notes of any authorized denominations and of a like aggregate principal amount unless it has a valid business reason therefor, provided that nothing herein shall be deemed to restrict an initial Holder from exchanging Notes for other Notes of authorized denominations and of a like aggregate principal amount in connection with any sale, disposition or other transfer of the Notes or any conversion of the Notes in accordance with Article VII hereof.

         All Notes issued upon registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

         All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

SECTION 2.4.  MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

         In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution of the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such security or indemnity as may be required by the Company to save it harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall furnish to the Company, evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

         Every substitute Note issued pursuant to the provisions of this Section
2.4 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of and subject to all the limitations set forth herein equally and proportionally with any and all other duly issued Notes. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

                                   ARTICLE III
                               REDEMPTION OF NOTES

SECTION 3.1.  OPTIONAL RIGHTS TO REDEEM NOTES.

         The Notes are not redeemable at the Company's option prior to August 15, 2004. Thereafter, the Notes may be redeemed, in whole but not in part, at the option of the Company at the Redemption Prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:


YEAR                                        REDEMPTION RATE
2004                                             106%
2005                                             100%

         Notwithstanding the foregoing, the Notes may be redeemed at the Company's option prior to August 15, 2004, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to the Redemption Date, if the Closing Price of the Common Stock equals or exceeds $15.00 per share (subject to adjustment as provided herein, the "Redemption Trading Price") for twenty (20) consecutive Trading Days after the date of issuance of the Notes and prior to August 15, 2004.

         In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Redemption Trading Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Redemption Trading Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

SECTION 3.2.  NOTICE OF OPTIONAL REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of optional redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's address as it appears on the Note Register.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price;

                  (3)      the then current Conversion Price;

                  (4) that Notes called for redemption must be presented and surrendered to the Company to collect the Redemption Price;

                  (5) that the Notes called for redemption may be converted at any time before the close of business on the fifth Business Day immediately preceding the Redemption Date;

                  (6) that Holders who wish to convert Notes must satisfy the requirements in Article VII of the Notes;

                  (7) that, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Company of the Notes; and

                  (8) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date.

SECTION 3.3.  EFFECT OF NOTICE OF OPTIONAL REDEMPTION.

         Once notice of optional redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes that are converted in accordance with the provisions of Section 7.1. Upon presentation and surrender to the Company, Notes called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date.

                                   ARTICLE IV
                                CERTAIN COVENANTS

SECTION 4.1.  PAYMENT OF NOTES.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided herein. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on (i) overdue principal, at the rate borne by the Notes at the time, and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semi-annually.

SECTION 4.2.  CURRENT INFORMATION.

         Between the date of issuance of the Notes and the Maturity Date, the Company shall provide to each Holder of Notes at such Holder's address as it appears in the Note Register (i) promptly following the filing thereof, copies of each Securities Document filed by the Company under the Securities Laws and
(ii) concurrently with the mailing thereof, copies of each communication sent by the Company to its stockholders generally.

SECTION 4.3.  STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its obligations herein, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantages of any such law.

SECTION 4.4.  COMPLIANCE CERTIFICATES.

         The Company shall deliver to each Holder at such Holder's address as it appears in the Note Register, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained herein and in the Related Agreements and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same.

SECTION 4.5.  NOTICE OF DEFAULTS.

         The Company will promptly give written notice to the Holders of any Default or Event of Default and the efforts to remedy the same.

SECTION 4.6.  PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which adequate provision has been made.

SECTION 4.7.  CORPORATE EXISTENCE.

         Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine in good faith that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, reasonably likely to be adverse in any material respect to the Holders.

SECTION 4.8.  MAINTENANCE OF PROPERTIES.

         The Company and its Subsidiaries will cause all material properties (real and personal) owned, leased or licensed in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the reasonable judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Notes are outstanding, provided, however, that nothing in this Section 4.8 shall prevent the Company and its Subsidiaries from discontinuing the maintenance of any such properties if, in the reasonable judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business and is not, and will not be, reasonably likely to be adverse in any material respect to the Holders.

SECTION 4.9. PAYMENT OF DIVIDENDS FROM SUBSIDIARIES.

         To the extent necessary to enable it to make payments on the Notes in accordance with their terms, the Company shall cause dividends to be paid to it by its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired, including without limitation pursuant to the Stock Purchase Agreement) in amounts which are sufficient to enable the Company to satisfy its payment obligations under the Notes, provided that the Company shall not be required to take any action which would result in a Subsidiary paying dividends to the extent not permitted by applicable law and regulation and/or restrictions existing under agreements in effect on the date of issuance of the Notes if the Company receives an opinion of counsel (in form and substance satisfactory to the Holders of a majority in aggregate principal amount of the Notes) as to the existence of the relevant restriction no later than the applicable interest payment date or the date of maturity of the Notes, whether by acceleration or otherwise.

SECTION 4.10. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any of its Subsidiaries (whether in existence as of the date of issuance of the Notes or thereafter formed or acquired, including without limitation pursuant to the Stock Purchase Agreement) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

                  (a) pay any dividends or make any other distribution on its capital stock to the Company or any of its Subsidiaries;

                  (b) make payments in respect to any Indebtedness owed to the Company or any other Subsidiary of the Company; or

                  (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary of the Company;

         other than, in the case of (a), (b) and (c),

                  (1) restrictions existing under agreements in effect on the date of issuance of the Notes;

                  (2) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary and (ii) do not encumber or restrict the Company or any other Subsidiary of the Company;

                  (3) restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the capital stock) of such Subsidiary;

                  (4) restrictions on the transfer of assets which are subject to Liens; and

                  (5) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and
(2), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

SECTION 4.11.     REPURCHASE OF NOTES.

         The Company will not, and will not permit any Subsidiaries to, purchase any Notes other than pursuant to a repurchase offer made to each Holder pro rata in accordance with the aggregate principal amount of Notes held by such Holder.

SECTION 4.12      TRANSACTIONS WITH AFFILIATES.

         Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of any asset or the rendering of any service, with any Affiliate (other than the Company or a Subsidiary of the Company) unless such transaction (a) is otherwise not in violation of the Notes and the Related Agreements and (b) is approved by a majority of the disinterested members of the Board of Directors, is in the ordinary course of its business and is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided that the requirements of this clause
(b) shall not apply to (i) any transaction pursuant to agreements in effect on the date of issuance of the Notes and (ii) any transaction or series of related transactions in which the amount involved does not exceed $250,000.

SECTION 4.13.  PAYMENTS FOR CONSENT.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is paid to all Holders that provide such consent or so waive or agree to amend.

                                    ARTICLE V
                             REMEDIES OF NOTEHOLDERS
                             ON AN EVENT OF DEFAULT

SECTION 5.1.  EVENTS OF DEFAULT.

         In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                  (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption pursuant to Article III or repurchase pursuant to Article VIII, by acceleration or otherwise; or

                  (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company herein or in any of the Related Agreements (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; or

                  (d) failure of the Company or any Subsidiary of the Company to make any payment, including any applicable grace period, in respect of principal or interest on any Indebtedness which default shall have resulted in Indebtedness in an amount in excess of $2,000,000; or

                  (e) default by the Company or a Subsidiary of the Company with respect to any Indebtedness of the Company or such Subsidiary, which default results in acceleration of any such Indebtedness which is in an amount in excess of $2,000,000 without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the applicable grace period; or

                  (f) the entry by a court having jurisdiction in the premises of a final judgment, decree or order against the Company or any Subsidiary of the Company which shall require the payment by the Company or any Subsidiary of the Company of an amount (to the extent not covered by insurance) in excess of $2,000,000 and the continuance of any such judgment, decree or order unstayed or unsatisfied and in effect for a period of 60 consecutive days which is not being contested in good faith by appropriate judicial proceedings; or

                  (g) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

                  (i) failure on the part of the Company duly to observe or perform any of the covenants or agreements of the Company in any of the Collateral Documents continued for a period of 30 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; or

                  (j) any of the Collateral Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable against the Company in all material respects in accordance with their terms, or cease in any material respect to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Company shall so state in writing, and such default shall continue unremedied for a period of 30 days; or

                  (k) any annual audited financial statement of the Company is qualified as to going concern or similar qualifications;

then, and in each and every such case (other than an Event of Default specified in Section 5.1(g) or (h)), unless the principal of all of the Notes shall have already become due and payable, the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company, may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are expressly waived by the Company, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding.

         If an Event of Default specified in Section 5.1(g) or (h) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate or other notice of default of any kind, all of which are expressly waived by the Company.

SECTION 5.2.  PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR.

         The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase hereunder, by declaration or otherwise, then the Company will pay to the Holders the whole amount that then shall have become due and payable on the Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate then borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection.

         In case the Company shall fail forthwith to pay such amounts, a Holder shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid to it and to exercise any of the rights or remedies provided in the Collateral Documents, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company (including without limitation the collateral held pursuant to the Collateral Documents) wherever situated the monies adjudged or decreed to be payable.

         In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the case of any other judicial proceedings relative to the Company or to the creditors or property of the Company, a Holder, irrespective of whether the principal of the Notes shall then be due and payable as herein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders allowed in such judicial proceedings relative to the Company or its creditors or its property, and to collect and receive any monies or other property payable or deliverable on any such claims.

SECTION 5.3.  APPLICATION OF MONIES COLLECTED.

         Any monies collected by or on behalf of a Holder pursuant to this
Article V shall be applied in the following order:

         First, to reimbursement of expenses and indemnities provided herein and in the Related Documents;

         Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest at the rate then borne by the Notes, such payments to be made ratably to the Holders entitled thereto;

         Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and upon overdue payments of interest at the rate then borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

         Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 5.4.  REMEDIES CUMULATIVE AND CONTINUING.

         Except as provided in the last paragraph of Section 2.4, all powers and remedies given by this Article V to a Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to a Holder by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and no delay or omission of any Holder of any of the Notes to exercise any right or power accruing upon an Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein and every power and remedy given herein, by the Collateral Documents or by law to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

SECTION 5.5.  WAIVER OF DEFAULTS BY MAJORITY OF HOLDERS.

         The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock in accordance with the provisions hereof, (iii) a default in the payment of the Redemption Price pursuant to Article III or the Repurchase Price pursuant to
Article VIII or (iv) a default in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holders of all Notes then outstanding. Upon any such waiver, the Company and the Holders shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.5, said Default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.6       SET-OFF.

         Upon the occurrence of any Event of Default, any Noteholder shall have the right to set-off any funds of the Company in the possession of the Noteholder against any Indebtedness (or accrued interest on Indebtedness) then due by the Company to the Noteholder. The rights of a Noteholder under this
Section 5.6 are in addition to any other rights and remedies that a Noteholder may have hereunder.

                                   ARTICLE VI
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 6.1.  COMPANY MAY CONSOLIDATE ETC. ONLY ON CERTAIN TERMS.

         Subject to the provisions of Section 8.1, nothing contained herein shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of the property of the Company, substantially as an entirety, to any other Person (whether or not affiliated with the Company), authorized to acquire and operate the same and which, in each case, shall be organized under the laws of the United States of America, any state thereof or the District of Columbia, provided, that (i) upon any such consolidation, merger, sale, conveyance or lease, if the Company is not the surviving entity, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions to be performed by the Company hereunder and under the Related Agreements, shall be expressly and unconditionally assumed, by agreement in form and substance reasonably satisfactory to the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, executed and delivered to the Noteholders by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired or leased such property, (ii) the agreement referred to in clause (i) shall provide for the applicable conversion rights set forth in Section 7.6 and the applicable repurchase rights set forth in Section 8.5, (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (iv) the Company or the Person formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired or leased such property, as applicable, shall have delivered an Officer's Certificate to the Noteholders to the effect that such consolidation, merger, sale, conveyance or lease complies with the terms hereof and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 6.2.  SUCCESSOR CORPORATION TO BE SUBSTITUTED.

         In case of any such consolidation, merger, sale, conveyance or lease referenced in Section 6.1, and upon the assumption by any Person of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions to be performed by the Company hereunder and under the Related Agreements, in accordance with Section 6.1 such Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as such. In the event of any such consolidation, merger, sale or conveyance (but not in the event of any such lease), the Person named as the "Company" in the first paragraph hereof or any successor which shall thereafter have become such in the manner prescribed in this Article VI shall be released from its liabilities as obligor and maker of the Notes and from its obligations hereunder.

                                   ARTICLE VII
                               CONVERSION OF NOTES

SECTION 7.1.  RIGHT TO CONVERT.

         Subject to and upon compliance with the provisions of this Article, the Holder of any Note shall have the right, at his option, at any time before the close of business on the last Business Day prior to the Maturity Date (except that, with respect to any Note or portion of a Note which shall be called for redemption, such right shall terminate, except as provided in Section 7.2, at the close of business on the last Business Day preceding the date fixed for redemption of such Note or portion of a Note, unless the Company shall default in payment due upon redemption thereof), to convert the principal amount of any such Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section
7.2. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this
Article VII.

SECTION 7.2. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

         In order to exercise the conversion privilege with respect to any Note, the Holder of any such Note, to be converted in whole or in part, shall surrender such Note, duly endorsed, to the Company, and shall give written notice of conversion in the form provided herein (or such other notice which is acceptable to the Company) to the Company that the Holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article VII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 7.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 7.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby, provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record Holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

SECTION 7.3.  CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the Holder of Notes. The current market value of a share of Common Stock shall be the Closing Price on the last Trading Day prior to the day on which the Notes (or specified portions thereof) are deemed to have been converted.

SECTION 7.4.  CONVERSION PRICE.

         Subject to adjustment as provided in this Article VII, the conversion price shall be $5.00 (herein called the "Conversion Price").

SECTION 7.5.  ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 7.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) If the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7.5(a) applies) or evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 7.5(b), and excluding any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 7.5(d) called the "Securities")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 7.5(h) for such distribution of the Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date (as defined below) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator of which shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date, provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 7.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock to the extent possible.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this
Section 7.5 (and no adjustment to the Conversion Price under this Section 7.5 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7.5(d). If any such rights or warrants are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         For purposes of this Section 7.5(d) and Sections 7.5(a) and (b), any dividend or distribution to which this Section 7.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any further Conversion Price reduction required by this Section 7.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7.5(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 7.5(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7.5(a).

         (e) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7.6 applies or as part of a distribution referred to in Section 7.5(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
Section 7.5(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 7.5(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 7.5(h)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Note immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (f) If a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 7.5(f) has been made and (2) the aggregate amount of any distributions to all Holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 7.5(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 7.5(h)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration

Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 7.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 7.5(f).

         (g) If the Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or, as applicable, having a conversion or exchange price per share) that is less than the Current Market Price (determined as provided in Section 7.5(h)) determined at the time of such issuance, the Conversion Price shall be adjusted so that the holder of each Note shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the Conversion Price on the date (the "Measurement Date") immediately prior to the day of such issuance by (ii) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the Measurement Date day and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such Conversion Price on the Measurement Date, and the denominator of which shall be the sum of
(x) the number of shares of Common Stock outstanding on the Measurement Date and
(y) the number of additional shares of Common Stock so issued (or into which the convertible securities may convert). An adjustment made pursuant to this Section 7.5(g) shall be made on the next business day following the day on which any such issuance is made and shall be effective retroactively to the day of such issuance immediately after the close of business on such date. For purposes of this Section 7.5(g), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock; provided, however, that any non-cash consideration received or receivable by the Company shall be valued at its fair market value as of the date of the adjustment made pursuant to this
Section 7.5(g), such fair market value to be as determined by the Company's Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors).

         Notwithstanding any other provision of this Section 7.5(g) to the contrary, the following shall be deemed not to have been issued for purposes of this Section 7.5(g): (a) issuances pursuant to any bona fide plan for the benefit of employees or directors of the Company or any Subsidiary in effect on the date of issuance of the Notes or thereafter, (b) issuances to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party, including, if applicable, issuances upon exercise of options or warrants assumed or issued in connection with such an acquisition,
(c) issuances in a bona fide public offering pursuant to a firm commitment underwriting or sales at the market pursuant to a continuous offering stock program, (d) issuances pursuant to the exercise of rights or warrants, or upon the conversion of convertible securities, which are issued and outstanding on the date of issuance of the Notes, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the Current Market Price (determined as provided in Section 7.5(h)) at the time of issuance of such right, warrant or convertible security, (e) issuances pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest, provided, that such Common Stock is issued at a price at least equal to 95% of the Current Market Price (determined as provided in Section 7.5(h)) determined at the time of such issuance and (f) issuances to which Section 7.5(a), (b) or (d) applies.

         (h) For purposes of this Section 7.5, the following terms shall have the meaning indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                  (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question, provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b),
         (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or
         (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 8.5(d), (f) or (g), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may
         be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 7.5(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days, provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7.5(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "Trading Day" shall mean (x), if the applicable security is listed or admitted for trading on the New York Stock Exchange, the Nasdaq Stock Market (National Market) or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq Stock Market (National Market) or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

         (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7.5(a), (b), (c), (d), (e), (f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.00% in such price, provided, however, that any adjustments which by reason of this Section 7.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VIII shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail notice of such adjustment of the Conversion Price to the Holder of each Note at his last address reflected in the Note Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (l) In any case in which this Section 7.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above such conversion by reason of the adjustment required by such event and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.5.

         (m) For purposes of this Section 7.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 7.6.  EFFECT OF RECLASSIFICATION, CONSOLIDATION MERGER OR SALE.

         If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 7.5(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company and the successor or purchasing corporation, as the case may be, shall take appropriate steps to ensure that the legal documentation evidencing any such transaction provides, in form and substance reasonably satisfactory to the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a Holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such Holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance, provided that, if the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 7.6 the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such legal documentation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

         The Company shall cause notice of the execution of such legal documentation to be mailed to each Holder of Notes, at his last address reflected in the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such legal documentation.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 7.6 applies to any event or occurrence, Section 7.5 shall not apply.

SECTION 7.7.  TAXES ON SHARES ISSUED.

         The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 7.8. RESERVATION OF SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company covenants that it will in good faith and as expeditiously as possible comply with its obligations under the Registration Rights Agreement.

         The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market (National Market) or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Notes.

SECTION 7.9.  NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

         If:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 7.5, or

                  (b) the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants, or

                  (c) there is a reclassification or reorganization of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a sale or transfer of all or substantially all of the assets of the Company, or

                  (d) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be mailed to each Holder at his last address reflected in the Note Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 7.10.  RESTRICTION ON CONVERSION OF NOTES.

         Notwithstanding any other provision hereof to the contrary, unless and until the Company has obtained the Stockholder Approval, the Notes may be converted into a maximum of 11,027 shares (subject to adjustment as provided below, the "Maximum Number"), which is equal to 19.99% of the number of shares of Common Stock issued and outstanding on the date of issuance of the Notes, less the 600,000 shares to be issued by the Company in connection with its acquisition of The Money Centre, Inc. Unless and until the Company has obtained the Stockholder Approval, and subject to the $1,000 authorized denomination of the Notes set forth in Section 2.2, any individual Note may be converted pursuant to Section 7.1 into a maximum number of shares of Common Stock equal to the amount determined by multiplying the Maximum Number by a fraction (rounded to the nearest one one-thousandth) of which the numerator is the principal amount of the Note to be converted and the denominator of which is the total principal amount of the outstanding Notes, and thereafter the remaining Notes shall not be convertible into shares of Common Stock unless and until the Company has obtained the Stockholder Approval. To illustrate, prior to obtainment of the Stockholder Approval a holder of a Note with a principal amount of $2,000,000 may convert $15,000 principal amount of such Note into 3,000 shares of Common Stock and the $1,985,000 principal amount of Note or Notes to be issued by the Company to the converting Holder upon such conversion may not be converted into shares of Common Stock unless and until the Company has obtained the Stockholder Approval. The Maximum Number shall be subject to appropriate adjustment by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or any similar transaction, and proper provision shall be made in the agreements governing such transaction, so that a Holder shall receive upon conversion the number of shares of Common Stock that a Holder would have held immediately after such event if the Notes had been converted immediately prior to such event, or the record date therefor, as applicable.

                                  ARTICLE VIII

                   REPURCHASE OF NOTES AT OPTION OF THE HOLDER

SECTION 8.1.  RIGHT TO REQUIRE REPURCHASE.

         In the event that a Repurchase Event (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "Repurchase Date") that is 60 days after the date of the Company Notice (as defined in Section 8.2) for cash at a purchase price equal to 101% of the aggregate principal amount of such Notes in the event that the Repurchase Event is a Change in Control (as hereinafter defined) and 112% of the aggregate principal amount of such Notes in the event that the Repurchase Event is the failure to obtain the Stockholder Approval on or before February 28, 2000 (the "Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Repurchase Date.

         Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Note shall not be construed as excluding the Repurchase Price in those provisions of this Note when such express mention is not made.

SECTION 8.2.  NOTICES; METHOD OF EXERCISING PURCHASE RIGHT, ETC.

         (a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes pursuant to Article III, on or before the 15th day after the occurrence of a Repurchase Event, the Company shall give to all Holders of Notes notice (the "Company Notice") of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof.

         Each notice of a repurchase right shall state:

                  (1)      the Repurchase Event and the Repurchase Date,

                  (2) the date by which the repurchase right must be exercised,

                  (3)      the Repurchase Price,

                  (4) a description of the procedure which a Holder must follow to exercise a repurchase right,

                  (5) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

                  (6) the Conversion Price, the date on which the right to convert the Notes to be repurchased will terminate and the place where such Notes may be surrendered for conversion, and

                  (7) the place where such Notes are to be surrendered for payment of the Repurchase Price and accrued interest, if any.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

         If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

         (b) To exercise a repurchase right, a Holder shall deliver to the Company on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised.

         (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate per annum then currently in effect, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (e) Any Note which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Note so surrendered that was not repurchased.

         (f) Any Holder that has delivered to the Company its written notice exercising its right to require the Company to repurchase its Notes upon a Repurchase Event shall have the right to withdraw such notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Company prior to the close of business on such date. A Note in respect of which a Holder is exercising its option to require repurchase upon a Repurchase Event may be converted into Common Stock in accordance with Article VII only if such Holder withdraws its notice in accordance with the preceding sentence.

SECTION 8.3.  CERTAIN DEFINITIONS.

         For purposes of this Article VIII,

         (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act;

         (b) the term "Person" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act; and

         (c) the term "controlled" shall mean ownership or control of more than 50% of the voting power of an entity.

SECTION 8.4.  REPURCHASE EVENT.

         A "Repurchase Event" shall be deemed to occur upon the occurrence of a Change in Control or in the event that the Company fails to obtain the Stockholder Approval on or before February 15, 2000.

         A "Change in Control" shall be deemed to have occurred if after the date of issuance of the Notes:

         (a) any Person, other than the Company, any Subsidiary of the Company or any entity controlled by the foregoing, or any employee benefit plan of the Company or any such Subsidiary, becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors, provided that a Change in Control shall not be deemed to have occurred pursuant to this paragraph (a) as a result of issuances of capital stock by the Company upon the exercise of rights or warrants, or upon conversion of convertible securities, which are issued and outstanding on the date of issuance of the Notes to the holders of such rights, warrants or convertible securities on the date of issuance of the Notes;

         (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety to another Person (other than (i) any such transaction pursuant to which the Holders of the Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such Holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock and separate series of Common Stock carrying substantially the same relative rights as the Common Stock); or

         (c) individuals who constituted the Board of Directors of the Company at the beginning of any one-year period (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

SECTION 8.5.  CONSOLIDATION, MERGER, ETC.

         In the case of any reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 7.6 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Board of Directors of the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Holders of the Notes, at their last address reflected in the Note Register, an amendment to the Notes, in form and substance satisfactory to the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, modifying the provisions of the Notes relating to the right of Holders to cause the Company to repurchase the Notes following a Repurchase Event, including without limitation the applicable provisions of this Article VIII and the definitions of Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Board of Directors of the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

SECTION 9.1.      ACTION BY HOLDERS.

         When herein it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions hereof and applicable law or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company solicits the taking of any action by the Holders, the Company may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

SECTION 9.2       WHO ARE DEEMED ABSOLUTE OWNERS.

         The Company may deem the Person in whose name a Note is registered on the Note Register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes and the Company shall not be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon such Note.

SECTION 9.3       COMPANY-OWNED NOTES DISREGARDED.

         In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action hereunder, Notes which are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination.

                                    ARTICLE X

                                 AMENDMENT, ETC.

         No provision of the Notes may be amended, modified, supplemented or waived without notice to and the written consent of the Company and the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, provided that no such amendment, modification, supplement or waiver shall, unless signed by each Holder of a Note affected hereby, (i) extend the fixed maturity of such Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any such Holder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided herein, or change the obligation of the Company to repurchase any Note upon the occurrence of a Repurchase Event in a manner adverse to such Holder, or impair the right to convert the Notes into Common Stock in any material respect, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such amendment, modification, supplement or waiver.

                                   ARTICLE XI

                     SECURITY FOR NOTES; RELATED AGREEMENTS

         The Notes shall be secured by the Collateral Documents, duly executed by the Company and the other parties thereto for the ratable benefit of the Noteholders granting a security interest in the collateral covered thereby, which security interest shall be subordinate in priority only to those Liens granted in certain of the same collateral to secure the performance of the Company under the senior loan agreements referred to therein. The Notes are entitled to the benefits of and subject to the limitations contained in the Collateral Documents and the other Related Agreements, and the Holder of any Note may enforce such rights in accordance with the terms hereof and thereof.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

SECTION 12.1.  ASSIGNMENT; SUCCESSORS.

         A Note and the rights and obligations of the Company thereunder may not be assigned or otherwise transferred by the Company without the prior written consent of the Holder thereof. A Note may not be assigned or otherwise transferred by any Holder to any Person, other than an Affiliate of such Holder, unless the Holder has complied with the applicable requirements set forth in
Section 3.2(b) of the Agreement. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective permitted successors and assigns.

SECTION 12.2.  OFFICIAL ACTS BY SUCCESSOR CORPORATION.

         Any act or proceeding by any provision hereof authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 12.3.  ADDRESSES FOR NOTICES, ETC.

         All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (a) if to the Holder, initially at the address set forth above, and thereafter at such other address, notice of which is given in accordance with this Section 12.3;

                  (b) if to the Issuer, initially at 1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339, and thereafter at such other address, notice of which is given in accordance with this Section 12.3.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.4.  GOVERNING LAW.

         THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND THE NOTES BEAR A REASONABLE RELATION TO THE STATE OF MARYLAND IN THAT, INTERALIA, A PARTICIPANT IN THE NOTES HAS ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF MARYLAND AND PART OF THE NEGOTIATIONS RELATING TO THE ISSUANCE OF THE NOTES AND THE CLOSING OF SUCH ISSUANCE OCCURRED IN THE STATE OF MARYLAND. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

SECTION 12.5.  USURY.

         All agreements between the Company and the Holders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Holders exceed the maximum amount permissible under the laws of the State of Maryland (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to the Holders in excess of the maximum amount permissible under the Applicable Law, the interest payable to the Holders shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance the Holders shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal of the Notes and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal amount of the Notes, such excess shall be refunded to the Company. All interest paid or agreed to be paid to the Holders shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full term of the Notes (including any renewal or extension) until payment in full of the principal so that the interest on the Notes for such full term shall not exceed the maximum amount permissible under the Applicable Law. Each Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph as well as similar paragraphs set forth in the Agreement and the Collateral Documents shall control all agreements between the Company and the Holders.

SECTION 12.6.  LEGAL HOLIDAYS.

         In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption or repurchase of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repurchase, and no interest shall accrue for the period from and after such date.

SECTION 12.7 SEVERABILITY OF PROVISIONS.

         Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.8.  HEADINGS AND GENDER.

         The titles and headings of the articles and sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:   August 31, 1999

                                  ALTIVA FINANCIAL CORPORATION

                                  By:     /s/ Edward B. Meyercord
                                  --------------------------------------------
                                         Name:  Edward B. Meyercord
                                         Title: Chairman and Chief Executive
                                                  Officer

                                CONVERSION NOTICE

To:      ALTIVA FINANCIAL CORPORATION

                  The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Altiva Financial Corporation in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will set forth the appropriate information below and pay all transfer taxes payable with respect thereto.

Date:
     -------------------------
                                              -----------------------------

                                              -----------------------------
                                              Signature (s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration, enlargement or any change whatever.

                  Fill in for registration of shares of Common Stock if to be issued, and Notes to be delivered, other than to and in the name of the registered Holder:

---------------------------
(Name)





---------------------------
(Street Address)





---------------------------
(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):  $_____________




-------------------------------------------------------
Social Security or Other Taxpayer Identification Number

                           OPTION TO ELECT REPURCHASE
                             UPON A REPURCHASE EVENT


To:      ALTIVA FINANCIAL CORPORATION

                  The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Altiva Financial Corporation (the "Company") as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of this Note at the repurchase price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date:
     -----------------------

                                              -----------------------------

                                              -----------------------------
                                              Signature (s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration, enlargement or any change whatever.

Principal amount to be repurchased (if less than all):  $_________







---------------------------------------------
Social Security or Other Taxpayer Identification Number